Exhibit 32.1

              SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

      Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.  350),

the undersigned, Jack Abramov, Chief Executive Officer of House of Taylor Jewelry, Inc. (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual

Report on Form 10-KSB for the year ended December 31, 2005 (the "Report").

      The undersigned certifies that:  (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the 17th day of April 2006.

House of Taylor Jewelry, Inc.

/s/ Jack Abramov

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Name: Jack Abramov

Title: Chief Executive Officer